Exhibit 10.3
SUPPLEMENTAL CONFIRMATION

To:	Darden Restaurants, Inc.
From:	Goldman, Sachs & Co.
Subject:	Accelerated Stock Buyback
Ref. No:	[Insert Reference No.]
Date:	July 31, 2014

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“Dealer”) and Darden Restaurants, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 31, 2014 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	July 31, 2014
Forward Price Adjustment Amount:	USD 0.43
Calculation Period Start Date:	July 31, 2014
Scheduled Termination Date:	December 3, 2014
First Acceleration Date:	September 30, 2014
Prepayment Amount:	USD 250,000,000
Prepayment Date:	August 5, 2014
Initial Shares:
4,318,721 Shares; provided that if, in connection with the Transaction, Dealer is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Dealer is able to so borrow or otherwise acquire; provided further that if the Initial Shares are reduced as provided in the preceding proviso, then Dealer shall use commercially reasonable efforts to borrow or otherwise acquire an additional number of Shares equal to the shortfall in the Initial Shares delivered on the Initial Share Delivery Date and shall deliver such additional Shares as promptly as practicable, and all Shares so delivered shall be considered Initial Shares.

Initial Share Delivery Date:	October 1, 2014

Ordinary Dividend Amount:	For any calendar quarter, USD 0.55
Scheduled Ex-Dividend Dates:	October 10, 2014
Termination Price:	USD 23.16 per Share
Additional Relevant Days:	The 3 Calculation Dates immediately following the Calculation Period.

3.    Calculation Dates:

1.	July 31, 2014	2.	August 4, 2014	3.	August 6, 2014
4.	August 8, 2014	5.	August 12, 2014	6.	August 14, 2014
7.	August 18, 2014	8.	August 20, 2014	9.	August 22, 2014
10.	August 26, 2014	11.	August 28, 2014	12.	September 2, 2014
13.	September 4, 2014	14.	September 8, 2014	15.	September 10, 2014
16.	September 12, 2014	17.	September 16, 2014	18.	September 18, 2014
19.	September 22, 2014	20.	September 24, 2014	21.	September 26, 2014
22.	September 30, 2014	23.	October 2, 2014	24.	October 6, 2014
25.	October 8, 2014	26.	October 10, 2014	27.	October 14, 2014
28.	October 16, 2014	29.	October 20, 2014	30.	October 22, 2014
31.	October 24, 2014	32.	October 28, 2014	33.	October 30, 2014
34.	November 3, 2014	35.	November 5, 2014	36.	November 7, 2014
37.	November 11, 2014	38.	November 13, 2014	39.	November 17, 2014
40.	November 19, 2014	41.	November 21, 2014	42.	November 25, 2014
43.	November 28, 2014	44.	December 2, 2014
4.    Counterparty represents and warrants to Dealer that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
5.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer
Yours sincerely,
GOLDMAN, SACHS &CO.
By: /s/ Danicla A. Rouse________________________    Vice President
Agreed and Accepted By:
DARDEN RESTAURANTS, INC.
By: /s/ William R. White, III_________________
Name: William R. White, III
Title: SVP and Treasurer

[Signature Page to Supplemental Confirmation]